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As filed with the Securities and Exchange Commission on December 5, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6200	36-4459170
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 South Wacker Drive
Chicago, Illinois 60606
(312) 930-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Craig S. Donohue, Esq.
Executive Vice President and Chief Administrative Officer
Chicago Mercantile Exchange Holdings Inc.
30 South Wacker Drive
Chicago, Illinois 60606
(312) 930-1000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies To:

Rodd M. Schreiber, Esq. Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive Chicago, Illinois 60606 (312) 407-0700	Leslie N. Silverman, Esq. Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, New York 10006 (212) 225-2380

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ [333-90106]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Class A Common Stock, par value $.01 per share (including rights to acquire Series A Junior Participating Preferred Stock pursuant to our rights plan)	$5,463,730	$503

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)
The Registrant previously registered an aggregate of $185,766,820 of Class A Common Stock (including the related rights) on a Registration Statement on Form S-1 (File No. 333-90106) and in connection therewith paid a filing fee of $17,091. The Registrant hereby certifies to the Commission that it has instructed its bank to pay the Securities and Exchange Commission the filing fee of $503 set forth above as soon as practicable (but in any event no later than the close of business on December 6, 2002); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of such filing fee; and that it undertakes to confirm receipt of such instructions by the bank on December 6, 2002.

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

EXPLANATORY NOTE

        This registration statement is being filed by Chicago Mercantile Exchange Holdings Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This registration statement relates to the public offering of Class A common stock, par value $.01 per share (the "Common Stock"), of the Company contemplated by the Company's Registration Statement on Form S-1 (File No. 333-90106), which was declared effective by the Commission on December 5, 2002 at 4:30 p.m. EDT (the "Prior Registration Statement"). This registration statement is being filed for the sole purpose of increasing the maximum aggregate offering price for the Common Stock from the $185,766,820 registered under the Prior Registration Statement to $191,230,550 in compliance with Rule 457(o) of the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        In accordance with General Instruction V to Form S-1 and Rule 462(b) promulgated under the Securities Act, this registration statement incorporates by reference the contents of the Prior Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 5, 2002.

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.
By:	/s/ JAMES J. MCNULTY James J. McNulty President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 5, 2002.

Signature	Title

* James J. McNulty	President and Chief Executive Officer and Director
* Terrence A. Duffy	Chairman of the Board and Director
* David G. Gomach	Managing Director and Chief Financial Officer
* Nancy W. Goble	Managing Director and Chief Accounting Officer
* Timothy R. Brennan	Director
* John W. Croghan	Director
* Martin J. Gepsman	Director

* Daniel R. Glickman	Director
* Scott Gordon	Director
* Yra G. Harris	Director
* Bruce F. Johnson	Director
* Gary M. Katler	Director
* Patrick B. Lynch	Director
* Leo Melamed	Director
* John D. Newhouse	Director
* James E. Oliff	Director
* William G. Salatich, Jr.	Director
* John F. Sandner	Director

Myron S. Scholes	Director
Verne O. Sedlacek	Director
* William R. Shepard	Director
* Howard J. Siegel	Director
*By:	/s/ CRAIG S. DONOHUE Craig S. Donohue as attorney-in-fact (1)
(1)
The power of attorney pursuant to which Mr. Donohue has signed this registration statement is contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to Chicago Mercantile Exchange Holdings Inc.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).

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SIGNATURES
EXHIBIT INDEX